Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation therein of our report dated May 21, 2003, with respect to the Combined Statement of Revenue and Certain Expenses of the Harbor Greens Apartments, Pinebrook Village Apartments, Huntington Vista Apartments, and Windjammer Apartments, our report dated November 14, 2003, with respect to the Statement of Revenue and Certain Expenses of the Inlet Bay at Gateway Apartments, our report dated December 20, 2003, with respect to the Statement of Revenue and Certain Expenses of Carriage Homes at Wyndham, and our report dated December 22, 2003, with respect to the Combined Statement of Revenue and Certain Expenses of Waterside Towers, Waterside Towers Townhomes and The Commons at Town Square in the Form 8-K/A dated November 25, 2003, of United Dominion Realty Trust, Inc. in the following Registration Statements filed with the Securities and Exchange Commission:

Registration Statement Number	Description
33-40433	Form S-3, pertaining to the registration of 900,000 shares of Common Stock.

33-58201	Form S-8, pertaining to the Employee’s Stock Purchase Plan.

333-11207	Form S-3, pertaining to the registration of 1,679,840 shares of Common Stock.

333-15133	Form S-3, pertaining to the Dividend Reinvestment and Stock Purchase Plan.

333-32829	Form S-8, pertaining to the Stock Purchase and Loan Plan.

333-44463	Form S-3, pertaining to the Dividend Reinvestment and Stock Purchase Plan.

333-48557	Form S-3, pertaining to the registration of 104,920 shares of Common Stock, including rights to purchase Series C Junior Participating Redeemable Preferred Stock.

333-53401	Form S-3, pertaining to the registration of 1,528,089 shares of Common Stock, including rights to purchase Series C Junior Participating Redeemable Preferred Stock.

333-58600	Form S-8, pertaining to the Employee’s Stock Purchase Plan.

333-64281	Form S-3, pertaining to the registration of 849,498 shares of Common Stock, including rights to Purchase Series C Junior Participating Redeemable Preferred Stock.

333-72885	Form S-3, pertaining to the registration of 130,416 shares of Common Stock, including rights to purchase Series C Junior Participating Redeemable Preferred Stock.

Registration Statement Number	Description
333-75897	Form S-8, pertaining to the 1999 Long Term Incentive Plan.

333-77107	Form S-3, pertaining to the registration of 1,023,732 shares of Common Stock, including rights to purchase Series C Junior Participating Redeemable Preferred Stock.

333-77161	Form S-3, pertaining to the registration of 481,251 shares of Common Stock, including rights to purchase Series C Junior Participating Redeemable Preferred Stock.

333-80279	Form S-8, pertaining to the Company’s 1999 Open Market Purchase Program.

333-82929	Form S-3, pertaining to the registration of 95,119 shares of Common Stock, including rights to purchase Series C Junior Participating Redeemable Preferred Stock.

333-86808	Form S-3, pertaining to the registration of 12,307,692 shares of Common Stock, including rights to purchase Series C Junior Participating Redeemable Preferred Stock.

333-101611	Form S-3, Shelf Registration Statement, pertaining to the registration of $1 billion of Common Stock, Preferred Stock and Debt Securities.

333-106959	Form S-3, pertaining to the registration of 3,425,217 shares of Common Stock, including rights to purchase Series C Junior Participating Redeemable Preferred Stock.

/s/ ERNST & YOUNG LLP

Richmond,Virginia
February 11, 2004